Exhibit 99.1

NEWS RELEASE

Contact:	Kathy Liebmann	(734) 241-2438	kathy.liebmann@la-z-boy.com

LA-Z-BOY REPORTS STRONG FISCAL 2019 PERFORMANCE

MONROE, Mich., June 18, 2019—La-Z-Boy Incorporated (NYSE: LZB) today reported its operating results for the fiscal 2019 fourth quarter and full year ended April 27, 2019.

Fiscal 2019 full year versus Fiscal 2018 full year:

•                  Consolidated sales for the full fiscal 2019 year increased 10.2% to $1.75 billion

•                  Delivered same-store sales for the company-owned Retail segment increased 5.7%

•                  Written same-store sales for the 353-store La-Z-Boy Furniture Galleries® network, including Canada, increased 1.8%

•                  Written same-store sales for the U.S. network of 318 stores increased 3.2%

•                  Consolidated operating income:

•                  GAAP: $129.7 million versus $129.4 million

•                  Non-GAAP*: $136.6 million versus $130.3 million

•                  Consolidated operating margin:

•                  GAAP: 7.4% versus 8.2%

•                  Non-GAAP*:  7.8% versus 8.2%

•                  Net income attributable to La-Z-Boy Incorporated per diluted share (“EPS”):

•                  GAAP: $1.44 versus $1.67

•                  Non-GAAP*: $2.14 versus $1.68, with fiscal 2019 excluding a non-cash charge of $0.58 per share for the termination of the company’s defined benefit pension plan and a charge of $0.12 per share for purchase accounting;  Fiscal 2018 excluded $0.01 per share for purchase accounting

•                  Cash generated from operating activities increased 30% to $151 million

Fiscal 2019 fourth quarter versus Fiscal 2018 fourth quarter:

•                  Consolidated sales for the fourth quarter increased 8.0% to $453.8 million

•                  Delivered same-store sales for the company-owned Retail segment increased 8.0%

•                  Written same-store sales for the 353-store La-Z-Boy Furniture Galleries® network, including Canada, increased 0.8%

•                  Written same-store sales for the U.S. network of 318 stores increased 2.5%

•                  Consolidated operating income:

•                  GAAP: $37.2 million versus $45.7 million

•                  Non-GAAP*: $38.9 million versus $45.9 million

•                  Consolidated operating margin:

•                  GAAP: 8.2% versus 10.9%

•                  Non-GAAP*: 8.6% versus 10.9%

•                  Net income attributable to La-Z-Boy Incorporated per diluted share (“EPS”):

•                  GAAP:  $0.03 versus $0.72

•                  Non-GAAP*:  $0.64 versus $0.72, with fiscal 2019 Q4 excluding a non-cash charge of $0.58 per share for the termination of the company’s defined benefit pension plan and a charge of $0.03 per share for purchase accounting

•                  Cash generated from operating activities increased 141% to $59 million

Kurt L. Darrow, Chairman, President and Chief Executive Officer of La-Z-Boy, said, “We delivered solid performance for fiscal 2019.  Sales increased 10% reflecting both organic growth and our acquisitions, and operating margins across our established businesses were solid.  We generated robust cash from operating activities, returned a combined total of $46 million to shareholders through share purchases and an increased dividend, and funded $48 million in capital expenditures to position our operations for long-term growth. We also solidified our position in the e-commerce space with the acquisition of Joybird and enhanced an already successful retail platform with the purchase of the Arizona-based La-Z-Boy Furniture Galleries® stores.”

Commenting on the fourth quarter, Darrow stated: “We were pleased with the excellent sales and operating results for our company-owned Retail segment.  However, sales declined in our wholesale Upholstery and Casegoods segments, consistent with a slow start to the calendar year across the North American retail home furnishings landscape. Given our fixed costs, the decline in volume translated to a direct impact to operating margins for our wholesale businesses in the fourth quarter. Additionally, our Canadian business has been particularly challenged due to a variety of factors, including weakening exchange rates and the retaliatory tariff on finished goods coming from the U.S., which was lifted in May.”

Consolidated sales in the fourth quarter of fiscal 2019 increased 8.0% to $453.8 million, driven by strong Retail performance, which included the acquired Arizona-based La-Z-Boy Furniture Galleries® stores, and the acquisition of Joybird. Consolidated GAAP operating margin was 8.2% versus 10.9% in the prior-year quarter.  Excluding purchase accounting charges, Non-GAAP operating margin was 8.6% in the current-year quarter versus 10.9% in last year’s fourth quarter. The fiscal 2019 fourth quarter included increased incentive compensation costs that were 170 basis points higher than the prior year and a 40 basis point negative impact relating to changes in employee benefits policies. As expected, operating margin in the fourth quarter of fiscal 2019 also reflects a 120 basis point drag due to the acquisition of Joybird and growth of our Retail segment, which caused 310 basis points higher SG&A, partly offset by a higher gross margin.

For the fourth quarter, sales in the company’s Upholstery segment decreased 1.2% to $323.3 million and GAAP operating margin was 11.5% compared with 12.8% in last year’s fourth quarter.  Non-GAAP operating margin was 11.6% in the current-year quarter versus 12.8% in last year’s fourth quarter, reflecting a decline in units and a change in product mix. In the Casegoods segment, sales decreased 12.9% to $26.6 million in the fiscal 2019 fourth quarter and GAAP operating margin was 9.1% compared with 9.2% in the prior-year period.

Sales in the Retail segment increased 24.9% to $151.9 million in the fourth quarter of fiscal 2019 on growth for the base stores and $22.2 million of sales from recent acquisitions. On the core base of 139 stores included in last year’s fourth quarter, better execution at the store level drove a delivered same-store sales increase of 8.0%.  GAAP operating margin for the Retail segment improved to 8.4% from 6.6% in last year’s fourth quarter, and Non-GAAP operating margin was 8.5% in the current-year quarter compared with 6.6% in last year’s fourth quarter.  Sales growth, a higher average ticket, and the recently acquired Arizona stores, which are the best performing stores across the La-Z-Boy Furniture Galleries® network, drove improved operating performance.

GAAP EPS was $0.03 for the fiscal 2019 fourth quarter versus $0.72 in the prior-year quarter. Non-GAAP EPS was $0.64 versus $0.72 in last year’s fourth quarter, with the fiscal 2019 fourth quarter excluding a charge of $0.03 per share for purchase accounting and a non-cash charge of $0.58 per share for the termination of the company’s defined benefit pension plan. The fiscal 2019 results also include charges of $0.13 per share for higher incentive compensation, and $0.03 per share for changes in employee benefits.  Results for the fourth quarter of fiscal 2018 included a $0.06 per share benefit related to tax reform.

Balance Sheet and Cash Flow

During the fourth quarter, the company generated $59.3 million in cash from operating activities. La-Z-Boy ended the fiscal 2019 year with $130 million in cash and cash equivalents, $31.5 million in investments to enhance returns on cash, and $2 million in restricted cash. In fiscal 2019, the company invested $48.4 million in the business through capital expenditures, paid $23.5 million in dividends, and spent $23.0 million purchasing 0.8 million shares of stock, including 0.2 million in the fourth quarter, in the open market under its existing authorized share purchase program, leaving 5.9 million shares of purchase availability in the program. La-Z-Boy repaid the remaining $20 million of borrowings outstanding under its revolving line of credit during the fourth quarter. The credit line borrowings were used to fund a portion of the acquisition payments made during the second quarter.

Outlook

Darrow concluded, “As noted in our pre-release, the first calendar quarter was off to a slow start across the home furnishings industry and, with the hangover of tariffs and geopolitical uncertainty, it is unclear if these business conditions will continue further into our fiscal 2020 year.  However, we believe the performance of the La-Z-Boy Furniture Galleries® store network and our Retail segment demonstrate the strength of the La-Z-Boy brand in this environment.  Moving forward, our healthy balance sheet will enable us to continue to invest to drive growth across the business and capitalize on our strong brands, multi-channel distribution network, and world-class supply chain capabilities. And, with strategic growth initiatives in place, we believe there are continued growth opportunities for La-Z-Boy and are confident we are well positioned within the industry to deliver strong long-term performance.”

*For the full fiscal 2019 year, Non-GAAP amounts exclude pre-tax purchase accounting charges totaling $7.5 million, or $0.12 per diluted share, with $6.9 million included in operating income and $0.6 million included in interest expense.  Also excluded is a non-cash pre-tax charge of $32.7 million, or $0.58 per diluted share, related to the termination of the company’s defined benefit pension plan. Non-GAAP amounts for the full fiscal 2018 year exclude pre-tax purchase accounting charges of $0.9 million, or $0.01 per diluted share, all included in operating income.

*Non-GAAP amounts for the fourth quarter of fiscal 2019 exclude pre-tax purchase accounting charges totaling $2.0 million, or $0.03 per diluted share, with $1.8 million included in operating income and $0.2 million included in interest expense. Also excluded is a non-cash pre-tax charge of $32.7 million, or $0.58 per diluted share, related to the termination of the company’s defined benefit pension plan. Non-GAAP amounts for the fourth quarter of fiscal 2018 exclude pre-tax purchase accounting charges of $0.2 million, all included in operating income, which did not impact EPS for the period.

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating Non-GAAP measures used in this press release and a reconciliation to the applicable GAAP measure.

Conference Call

La-Z-Boy will hold a conference call with the investment community on Wednesday, June 19, 2019, at 8:30 a.m. eastern time. The toll-free dial-in number is 844.602.0380; international callers may use 862.298.0970.

The call will be webcast live, with corresponding slides, and archived on the Internet.  It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at 877.481.4010 and to international callers at 919.882.2331. Enter Replay Passcode: 48727. The webcast replay will be available for one year.

Forward-looking Information

This news release contains, and oral statements made from time to time by representatives of La-Z-Boy may contain, “forward-looking statements.” With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Actual results could differ materially from those we anticipate or project due to a number of factors, including: (a) changes in consumer confidence and demographics; (b) the possibility of a recession; (c) changes in the real estate and credit markets and their effects on our customers, consumers and suppliers; (d) international political unrest, terrorism or war; (e) volatility in energy and other commodities prices; (f) the impact of logistics on imports and exports; (g) tax rate, interest rate, and currency exchange rate changes; (h) changes in the stock market impacting our profitability and our effective tax rate; (i) operating factors, such as supply, labor or distribution disruptions (e.g. port strikes); (j) changes in legislation, including the tax code, or changes in the domestic or international regulatory environment or trade policies, including new or increased duties, tariffs, retaliatory tariffs, trade limitations and termination or renegotiation of bilateral and multilateral trade agreements impacting our business; (k) adoption of new accounting principles; (l) fires, severe weather or other natural events such as hurricanes, earthquakes, flooding, tornadoes and tsunamis; (m) our ability to procure, transport or import, or material increases to the cost of transporting or importing, fabric rolls, leather hides or cut-and-sewn fabric and leather sets domestically or abroad; (n) information technology conversions or system failures and our ability to recover from a system failure; (o) effects of our brand awareness and marketing programs; (p) the discovery of defects in our products resulting in delays in manufacturing, recall campaigns, reputational damage, or increased warranty costs; (q) litigation arising out of alleged defects in our products; (r) unusual or significant litigation; (s) our ability to locate new La-Z-Boy Furniture Galleries® stores (or store owners) and negotiate favorable lease terms for new or existing locations; (t) the ability to increase volume through our e-commerce initiatives; (u) the impact of potential goodwill or intangible asset impairments; and (v) those matters discussed in Item 1A of our fiscal 2019 Annual Report on Form 10-K and other factors identified from time to time in our reports filed with the Securities and Exchange Commission (the “SEC”). We undertake no obligation to update or revise any forward-looking statements, whether to reflect new information or new developments or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at:  https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The La-Z-Boy Upholstery segment companies are England and La-Z-Boy. The Casegoods segment consists of three brands: American Drew®, Hammary®, and Kincaid®. The company-owned Retail segment includes 156 of the 353 La-Z-Boy Furniture Galleries® stores.  Joybird is an e-commerce retailer and manufacturer of upholstered furniture.

The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 353 stand-alone La-Z-Boy Furniture Galleries® stores and 550 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, Non-GAAP income before income taxes, Non-GAAP net income attributable to La-Z-Boy Incorporated and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share, each of which excludes purchase accounting charges. These purchase accounting charges include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration. Additionally, these Non-GAAP measures for the fiscal 2019 periods exclude the non-cash charge for the termination of the company’s defined benefit pension plan. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures excluding purchase accounting charges and the non-cash charge for the termination of the company’s defined benefit pension plan will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management uses these Non-GAAP measures to assess the company’s operating and financial performance, and excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of these charges facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. Management also excludes the non-cash charge for the termination of the company’s defined benefit pension plan when assessing the company’s operating and financial performance due to the one-time nature of the transaction. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented, except for the non-cash pension termination charge, which had a specific tax impact due to the one-time nature of the transaction.